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WWW.AMPER.COM

August 23, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C., 20549-7561

Dear Sirs/Madams:

We have read Entech Solar Inc.’s statements included under Item 4.01 on its Form 8-K/A filed on August 23, 2010, and we agree with such statements concerning our firm.

Amper, Politziner & Mattia, LLP

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